GAMING AND LEISURE PROPERTIES REPORTS RECORD THIRD QUARTER RESULTS

WYOMISSING, PA — October 29, 2026 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the third quarter ended September 30, 2026.

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2026	2025
Total Revenue	$435.4	$397.6
Income from Operations	$309.9	$337.2
Net Income	$213.8	$248.5
FFO (1) (4)	$275.9	$315.5
AFFO (2) (4)	$311.7	$282.0
Adjusted EBITDA (3) (4)	$413.9	$366.4
Net income, per diluted common share	$0.71	$0.85
FFO, per diluted common share and OP/LTIP units (4)	$0.92	$1.08
AFFO, per diluted common share and OP/LTIP units (4)	$1.04	$0.97
Annualized dividend per share	$3.28	$3.12
Dividend yield based on period end stock price	8.6%	6.7%

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from dispositions of property and real estate depreciation as defined by NAREIT.

(2) Adjusted Funds From Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock-based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases; non-cash adjustments to financing lease liabilities; straight-line rent and deferred rent adjustments; losses on debt extinguishment and other financing costs; severance charges; capitalized interest; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property; stock-based compensation expense; straight-line rent and deferred rent adjustments; amortization of land rights; accretion on investment in leases; non-cash adjustments to financing lease liabilities; losses on debt extinguishment and other financing costs; severance charges; and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the effect on net income attributable to noncontrolling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, “Our third quarter was another record for revenue, AFFO and Adjusted EBITDA. Total revenue rose 9.5% to $435.4 million, AFFO grew 10.5% to $311.7 million and Adjusted EBITDA increased 13.0% to $413.9 million, while AFFO per share rose 7.2% to $1.04. These results demonstrate the strength of our model which prioritizes long-term triple-net leases with built-in escalators, strong lease coverage, and the ability to structure and underwrite complex transactions and creative funding solutions for quality tenants. Despite this consistent execution, we believe GLPI’s share price remains significantly dislocated from its fundamentals, resulting in an attractive yield of over 8.5% based on the current quarterly cash dividend.

“Regional gaming has proven its resilience for decades, and it is doing so again. Same-store operator results delivered healthy year-over-year gains through the first nine months of 2026, and the durability of our rents and strong coverage stand out against the currently volatile macro backdrop."

Recent Developments

•On October 27, 2026, the Company entered into definitive agreements to form a joint venture with Prologis, Inc (NYSE: PLD) (“Prologis”) to develop the former Hollywood Casino Joliet site in Illinois. GLPI will contribute its owned land to the joint venture in three phases, and Prologis will serve as the managing member and developer of the site. Prologis intends to develop the site, subject to the review and approval by the City of Joliet, into a Class A warehouse and distribution park, which, when completed, is currently anticipated to consist of five building structures totaling more than 3.8 million square feet. The project is expected to be developed over approximately five years, with Prologis holding options over the development of phases two and three.

GLPI will receive a capital account credit of $61 million, assuming all three phases are developed, for its contribution of the land to the joint venture, and GLPI will hold an ownership interest in the completed project of approximately 20%, which could be increased to approximately 30%, should GLPI elect to contribute additional capital.

•On June 30, 2026, the Company entered into a second amendment to its loan related to the Hard Rock Casino Rockford, pursuant to which the borrower repaid $16.0 million of principal. The amendment also provides for scheduled future principal repayments on or before March 31, 2028, and March 31, 2029. The maturity date was extended to December 31, 2029, and includes an option for GLPI to acquire the building improvements at Hard Rock Casino Rockford.

•On June 24, 2026, the Company funded $216.3 million to complete its $225 million commitment for the Hollywood Casino and Hotel Aurora landside development project for PENN Entertainment, Inc. (NASDAQ: PENN) ("PENN") at a 7.75% capitalization rate.

•On June 1, 2026, the Company settled a forward sale agreement pursuant, to which it issued 7,589,487 shares of common stock raising net proceeds of $351.0 million.

•On March 4, 2026, the Company issued $800 million of senior notes due on March 1, 2036. The notes were priced at 99.857% of par value, with a coupon of 5.625%. The Company used the net proceeds to repay borrowings outstanding under the Company's term loan credit facility, as well as for working capital and general corporate purposes.

•On February 11, 2026, GLPI exercised its option to acquire the real property assets of Bally’s Lincoln Casino Resort for a purchase price of $700 million and additional annual rent of $56.0 million (8.0% cap rate). The Company issued 332,890 OP Units in connection with the transaction, with the balance of the consideration paid in cash.

•On January 15, 2026, GLPI entered into a development agreement with The Cordish Companies ("Cordish") to fund up to $440 million of real estate construction costs for the Live! Casino & Hotel Virginia and acquired the project land for $27 million, representing a total commitment of $467 million at an 8.0% cap rate.

Dividends
On September 1, 2026, the Company announced that its Board of Directors declared a third quarter dividend of $0.82 per share on the Company's common stock that was paid on September 25, 2026 to shareholders of record on September 11, 2026.

2026 Guidance

Reflecting the current operating and competitive environment, the Company is updating its AFFO guidance for the full year 2026 based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions that have yet to be announced. The updated guidance incorporates the additional development fundings of approximately $265 million, which will bring total 2026 development spending to $800 million.
•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2026 will be between $1.222 billion and $1.225 billion, or between $4.11 and $4.12 per diluted share and OP/LTIP units. GLPI's prior guidance contemplated AFFO for the year ending December 31, 2026 of between $1.219 billion and $1.225 billion, or between $4.10 and $4.12 per diluted share and OP/LTIP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses ("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenants' operations for our leases that are accounted for as investment in leases, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. The Company also extends loans that produce fixed or variable returns which may convert into leased rent upon project completion or stabilization. As of September 30, 2026, GLPI's portfolio consisted of interests in 71 gaming and related facilities, including the real property associated with 34 gaming and related facilities operated by PENN Entertainment, Inc. ("PENN"), the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) ("Boyd"), the real property associated with 16 gaming and related facilities operated by Bally's Corporation (NYSE: BALY) ("Bally's"), 2 facilities under development; one with Bally's in Chicago, Illinois, and the other for The Cordish Companies ("Cordish") and Bruce Smith Enterprise in Petersburg, Virginia, the real property associated with 3 gaming and related facilities operated by Cordish, 1 gaming and related facility operated by American Racing & Entertainment LLC ("American Racing"), 4 gaming and related facilities operated by Strategic Gaming Management, LLC ("Strategic") and 1 facility managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 21 states.

Conference Call Details

The Company will hold a conference call on October 30, 2026, at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes before the scheduled start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13762758
The playback can be accessed through Friday, November 6, 2026.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Rental income	$370,956	$341,755	$1,093,682	$1,021,534
Income from investment in leases, financing receivables	52,999	48,066	158,555	143,756
Income from investment in leases, sales-type	3,842	3,767	11,517	11,289
Interest income from real estate loans	7,652	4,022	22,199	11,142
Total income from real estate	435,449	397,610	1,285,953	1,187,721

Operating expenses
Land rights and ground lease expense	13,884	13,785	41,831	41,282
General and administrative	12,871	16,552	44,054	51,172
Losses (gains) from dispositions of property	(6,768)	—	(5,598)	(125)
Depreciation	69,295	67,473	200,915	201,720
Provision (benefit) for credit losses, net	36,224	(37,363)	29,067	55,611
Total operating expenses	125,506	60,447	310,269	349,660
Income from operations	309,943	337,163	975,684	838,061

Other income (expenses)
Interest expense	(98,884)	(94,059)	(295,445)	(281,265)
Interest income	3,304	9,720	9,899	23,656
Losses on debt extinguishment and other financing costs	—	(3,783)	(268)	(3,783)
Total other expenses	(95,580)	(88,122)	(285,814)	(261,392)

Income before income taxes	214,363	249,041	689,870	576,669
Income tax expense	534	560	1,695	1,669
Net income	$213,829	$248,481	$688,175	$575,000
Net income attributable to noncontrolling interest in the Operating Partnership	(6,193)	(7,290)	(20,294)	(17,186)
Net income attributable to common shareholders	$207,636	$241,191	$667,881	$557,814

Earnings per common share:
Basic earnings attributable to common shareholders	$0.71	$0.85	$2.33	$2.00
Diluted earnings attributable to common shareholders	$0.71	$0.85	$2.33	$2.00

Other comprehensive income
Net income	213,829	248,481	688,175	575,000
Gain on cash flow hedges	—	103	—	967
Reclassification of derivative gain to interest expense	(24)	(9)	(72)	(9)
Comprehensive income	213,805	248,575	688,103	575,958
Comprehensive income attributable to noncontrolling interest in the Operating Partnership	(6,192)	(7,293)	(20,291)	(17,216)
Comprehensive income attributable to common shareholders	207,613	241,282	667,812	558,742

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended September 30, 2026	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments	Ground rent in revenue	Accretion on leases	Total income from real estate
Amended PENN Master Lease	$55,235	$10,759	$6,512	$—	$72,506	$4,952	$604	$—	$78,062
PENN 2023 Master Lease	70,501	—	53	—	70,554	4,343	—	—	74,897
Amended Pinnacle Master Lease	61,482	17,814	7,316	—	86,612	1,858	2,261	—	90,731
PENN Morgantown Lease	—	806	—	—	806	—	—	—	806
Caesars Master Lease	16,587	5,932	—	—	22,519	1,631	330	—	24,480
Horseshoe St. Louis Lease	6,097	—	—	—	6,097	219	—	—	6,316
Boyd Master Lease	21,297	2,946	3,026	—	27,269	35	526	—	27,830
Boyd Belterra Lease	753	474	498	—	1,725	123	—	—	1,848
Bally's Master Lease	27,478	—	—	—	27,478	—	2,656	—	30,134
Bally's Master Lease II	29,572	—	—	—	29,572	(66)	885	—	30,391
Maryland Live! Lease	19,752	—	—	—	19,752	—	2,068	3,294	25,114
Pennsylvania Live! Master Lease	13,167	—	—	—	13,167	—	310	2,140	15,617
Casino Queen Master Lease	3,612	—	—	—	3,612	47	—	—	3,659
Tropicana Las Vegas Lease	—	3,842	—	—	3,842	—	—	—	3,842
Rockford Lease	—	2,094	—	—	2,094	—	—	530	2,624
Rockford Loan	—	—	—	2,733	2,733	—	—	—	2,733
Tioga Downs Lease	3,759	—	—	—	3,759	—	1	565	4,325
Strategic Gaming Leases	6,170	—	—	—	6,170	—	106	845	7,121
Ione Loan	—	—	—	2,733	2,733	—	—	—	2,733
Bally's Chicago Lease	12,401	5,067	—	—	17,468	(17,468)	—	—	—
Dry Creek Loan	—	—	—	1,466	1,466	—	—	—	1,466
Virginia Live! Development	—	—	—	720	720	—	—	—	720
Total	$347,863	$49,734	$17,405	$7,652	$422,654	$(4,326)	$9,747	$7,374	$435,449

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Nine Months Ended September 30, 2026	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments	Ground rent in revenue	Accretion on leases	Total income from real estate
Amended PENN Master Lease	$165,704	$32,276	$19,487	$—	$217,467	$14,856	$1,853	$—	$234,176
PENN 2023 Master Lease	203,125	—	273	—	203,398	12,599	—	—	215,997
Amended Pinnacle Master Lease	184,447	53,442	23,022	—	260,911	5,574	6,717	—	273,202
PENN Morgantown Lease	—	2,418	—	—	2,418	—	—	—	2,418
Caesars Master Lease	49,762	17,796	—	—	67,558	4,892	990	—	73,440
Horseshoe St. Louis Lease	18,289	—	—	—	18,289	659	—	—	18,948
Boyd Master Lease	63,333	8,839	9,106	—	81,278	(2,662)	1,579	—	80,195
Boyd Belterra Lease	2,239	1,421	1,496	—	5,156	(297)	—	—	4,859
Bally's Master Lease	81,523	—	—	—	81,523	—	7,992	—	89,515
Bally's Master Lease II	82,179	—	—	—	82,179	(199)	2,756	—	84,736
Maryland Live! Lease	59,255	—	—	—	59,255	—	6,236	9,714	75,205
Pennsylvania Live! Master Lease	39,352	—	—	—	39,352	—	926	6,437	46,715
Casino Queen Master Lease	10,598	—	—	—	10,598	149	—	—	10,747
Tropicana Las Vegas Lease	—	11,518	—	—	11,518	—	—	(1)	11,517
Rockford Lease	—	6,256	—	—	6,256	—	—	1,579	7,835
Rockford Loan	—	—	—	8,766	8,766	—	—	—	8,766
Tioga Downs Lease	11,235	—	—	—	11,235	—	4	1,696	12,935
Strategic Gaming Leases	18,309	—	—	—	18,309	—	317	2,688	21,314
Ione Loan	—	—	—	7,364	7,364	—	—	—	7,364
Bally's Chicago Lease	26,756	15,067	—	—	41,823	(41,823)	—	—	—
Dry Creek Loan	—	—	—	4,348	4,348	—	—	—	4,348
Virginia Live! Development	—	—	—	1,721	1,721	—	—	—	1,721
Total	$1,016,106	$149,033	$53,384	$22,199	$1,240,722	$(6,252)	$29,370	$22,113	$1,285,953

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$213,829	$248,481	$688,175	$575,000
Losses (gains) from dispositions of property	(6,768)	—	(5,598)	(125)
Real estate depreciation	68,829	66,985	199,567	200,263
Funds from operations	$275,890	$315,466	$882,144	$775,138
Straight-line rent and deferred rent adjustments	4,326	(5,390)	6,252	(20,235)
Other depreciation	466	488	1,348	1,457
Provision (benefit) for credit losses, net	36,224	(37,363)	29,067	55,611
Amortization of land rights	4,270	4,270	12,810	12,810
Amortization of debt issuance costs, bond premiums and original issuance discounts	3,636	3,425	10,739	9,884
Capitalized interest	(10,570)	(3,652)	(25,484)	(10,668)
Stock-based compensation	4,695	1,551	17,443	16,565
Severance charges	—	6,320	—	6,320
Losses on debt extinguishment and other financing costs	—	3,783	268	3,783
Accretion on investment in leases	(7,374)	(6,991)	(22,113)	(20,753)
Non-cash adjustment to financing lease liabilities	112	112	316	317
Capital maintenance expenditures	(5)	—	(5)	(157)
Adjusted funds from operations	$311,670	$282,019	$912,785	$830,072
Interest, net (1)	94,787	83,552	283,198	255,277
Income tax expense	534	560	1,695	1,669
Capital maintenance expenditures	5	—	5	157
Amortization of debt issuance costs, bond premiums and original issuance discounts	(3,636)	(3,425)	(10,739)	(9,884)
Capitalized interest	10,570	3,652	25,484	10,668
Adjusted EBITDA	$413,930	$366,358	$1,212,428	$1,087,959

FFO, per diluted common share and OP/LTIP units	$0.92	$1.08	$2.99	$2.70
AFFO, per diluted common share and OP/LTIP units	$1.04	$0.97	$3.09	$2.89

Weighted average number of common shares and OP/LTIP units outstanding
Diluted common shares	291,071,440	283,502,768	286,774,444	278,800,590
Diluted OP/LTIP units	8,573,903	8,323,931	8,592,661	8,319,581
Diluted common shares and diluted OP/LTIP units	299,645,343	291,826,699	295,367,105	287,120,171

(1) Excludes non-cash interest expense gross ups related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Adjusted EBITDA	$413,930	$1,212,428
General and administrative expenses	12,871	44,054
Stock-based compensation	(4,695)	(17,443)
Cash net operating income (1)	$422,106	$1,239,039

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Real estate investments, net	$9,666,895	$8,474,261
Investment in leases, financing receivables, net	2,550,915	2,557,504
Investment in leases, sales-type, net	245,121	248,421
Real estate loans, net	315,634	247,999
Right-of-use assets and land rights, net	1,057,047	1,072,163
Cash and cash equivalents	165,752	224,314
Other assets	94,832	84,947
Total assets	$14,096,196	$12,909,609

Liabilities
Accounts payable and accrued expenses	$9,353	$6,641
Accrued interest	74,010	106,253
Accrued salaries and wages	6,106	10,209
Operating lease liabilities	240,149	242,481
Financing lease liabilities	62,703	61,219
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	8,080,546	7,203,731
Deferred rental revenue	211,870	205,786
Other liabilities	57,524	65,029
Total liabilities	8,742,261	7,901,349

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at September 30, 2026 and December 31, 2025)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 290,923,261 and 283,037,310 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively)	2,909	2,830
Additional paid-in capital	6,972,671	6,613,488
Accumulated deficit	(2,021,301)	(1,990,770)
Accumulated other comprehensive income	835	904
Total equity attributable to Gaming and Leisure Properties	4,955,114	4,626,452
Noncontrolling interests in GLPI's Operating Partnership (8,473,163 units and 8,224,939 units outstanding at September 30, 2026 and December 31, 2025, respectively)	398,821	381,808
Total equity	5,353,935	5,008,260
Total liabilities and equity	$14,096,196	$12,909,609

Debt Capitalization

The Company’s debt structure as of September 30, 2026 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $2,090 Million Revolver Due December 2028	2.2	5.201%	329,130
Term Loan Due December 2028	2.2	5.068%	679,000
Senior Unsecured Notes Due June 2028	1.7	5.750%	500,000
Senior Unsecured Notes Due January 2029	2.3	5.300%	750,000
Senior Unsecured Notes Due January 2030	3.3	4.000%	700,000
Senior Unsecured Notes Due January 2031	4.3	4.000%	700,000
Senior Unsecured Notes Due January 2032	5.3	3.250%	800,000
Senior Unsecured Notes Due February 2033	6.4	5.250%	600,000
Senior Unsecured Notes Due December 2033	7.2	6.750%	400,000
Senior Unsecured Notes Due September 2034	8.0	5.625%	800,000
Senior Unsecured Notes Due March 2036	9.4	5.625%	800,000
Senior Unsecured Notes Due November 2037	11.1	5.750%	700,000
Senior Unsecured Notes Due September 2054	28.0	6.250%	400,000
Total long-term debt			8,158,130
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(77,584)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			8,080,546
Weighted average	6.6	5.097%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Funding Commitments

As of September 30, 2026, the Company has entered into various commitments or call rights to finance/acquire future investments in gaming and related facilities for our tenants. These are detailed in the table below. Our tenants retain the option to decline our financing for certain projects and may seek alternative financing solutions. The inclusion of a commitment in this disclosure does not guarantee that the financing will be utilized by the tenant in circumstances where a tenant has the option.

Description	Estimated Commitment amount	Amount funded at September 30, 2026
Funding associated with a landside move at Ameristar Casino Council Bluffs (1)	$150 million	None
Potential transaction at the former Tropicana Las Vegas site with Bally's	$175 million	$48.5 million
Real estate construction costs for Bally's Chicago	$940 million	$640.7 million
Ione Loan to fund a new casino development near Sacramento, California	$110 million	$98.9 million
Funding associated with the future site and construction for Live! Casino & Hotel Virginia	$467 million	$48.6 million
Delayed draw term loan for Dry Creek Rancheria Resort development	$180 million	None

(1) The Company has agreed to fund, if requested by PENN in its sole discretion on or before March 31, 2029, construction improvements in an amount not to exceed the greater of (i) the hard costs associated with the project and (ii) $150.0 million at a 7.10% capitalization rate.

Property and lease information

The Company has disclosed the following key terms of its master leases and single-property leases in the tables below, along with the properties within each lease at September 30, 2026. We believe the following key terms are important for users of our financial statements to understand.

•The coverage ratio is a defined term in each respective lease agreement with our tenants and represents the ratio of Adjusted EBITDAR to rent expense for the properties contained within each lease. Adjusted EBITDAR is defined in each respective lease but is generally consistent with the Company's definition of Adjusted EBITDA plus rent expense paid to GLPI.

•Certain leases have a minimum escalator coverage ratio governor as disclosed below. Before a rent escalation of up to 2% on the building base rent component of each lease can occur, the minimum coverage ratio for these leases needs to be 1.8 to 1 for the applicable lease year.

•The reported coverage ratios below with respect to our tenants' rent coverage over the trailing twelve months were provided by our tenants for the most recently available time period. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy. Rent coverage ratios are not reported for ground leases, leases with development projects or leases that have been in effect for less than twelve months.

•The Amended PENN Master Lease, the Amended Pinnacle Master Lease, the Boyd Master Lease, and the Belterra Park Lease each include (i) a fixed rent component, a portion of which escalates annually by up to 2% if specified rent coverage thresholds are met, and (ii) a percentage rent component tied to property performance. The percentage rent component is recalculated periodically, every five years for the Amended PENN Master Lease and every two years for the other leases, based on 4% of the average annual net revenues of the applicable facilities in excess of a contractually defined baseline, subject to certain floors.

Master Leases
	Penn 2023 Master Lease		Amended Penn Master Lease
Operator	PENN		PENN
Properties	Hollywood Casino Aurora	Aurora, IL	Hollywood Casino Lawrenceburg	Lawrenceburg, IN
	Hollywood Casino Joliet	Joliet, IL	Argosy Casino Alton	Alton, IL
	Hollywood Casino Toledo	Toledo, OH	Hollywood Casino at Charles Town Races	Charles Town, WV
	Hollywood Casino Columbus	Columbus, OH	Hollywood Casino at Penn National Race Course	Grantville, PA
	M Resort	Henderson, NV	Hollywood Casino Bangor	Bangor, ME
	Hollywood Casino at the Meadows	Washington, PA	Zia Park Casino	Hobbs, NM
	Hollywood Casino Perryville	Perryville, MD	Hollywood Casino Gulf Coast	Bay St. Louis, MS
			Argosy Casino Riverside	Riverside, MO
			Hollywood Casino Tunica	Tunica, MS
			Boomtown Biloxi	Biloxi, MS
			Hollywood Casino St. Louis	Maryland Heights, MO
			Hollywood Gaming Casino at Dayton Raceway	Dayton, OH
			Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH
			1st Jackpot Casino	Tunica, MS
Commencement Date	1/1/2023		11/1/2013
Lease Expiration Date	10/31/2033		10/31/2033
Remaining Renewal Terms	15 (3x5 years)		15 (3x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.1		1.1
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)		2%
Coverage ratio at June 30, 2026	1.84		2.12
Minimum Escalator Coverage Governor	N/A		1.8
Yearly Anniversary for Realization	November		November
Percentage Rent Reset Details
Reset Frequency	N/A		5 years
Next Reset	N/A		November-28
(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

Master Leases
	Amended Pinnacle Master Lease		Bally's Master Lease
Operator	PENN		Bally's
Properties	Ameristar Black Hawk	Black Hawk, CO	Bally's Evansville	Evansville, IN
	Ameristar East Chicago	East Chicago, IN	Bally's Dover Casino Resort	Dover, DE
	Ameristar Council Bluffs	Council Bluffs, IA	Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO
	L'Auberge Baton Rouge	Baton Rouge, LA	Quad Cities Casino & Hotel	Rock Island, IL
	Boomtown Bossier City	Bossier City, LA	Bally's Tiverton Hotel & Casino	Tiverton, RI
	L'Auberge Lake Charles	Lake Charles, LA	Hard Rock Casino and Hotel Biloxi	Biloxi, MS
	Boomtown New Orleans	New Orleans, LA
	Ameristar Vicksburg	Vicksburg, MS
	River City Casino & Hotel	St. Louis, MO
	Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV
	Plainridge Park Casino	Plainridge, MA
Commencement Date	4/28/2016		6/3/2021
Lease Expiration Date	4/30/2031		6/2/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.2		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		(2)
Coverage ratio at June 30, 2026	1.70 (3)		1.98
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		June
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-28		N/A
(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Coverage ratio for escalation purposes excludes adjusted revenue and rent attributable to the Plainridge Park facility as well as certain other fixed rent amounts.

Master Leases
	Bally's Master Lease II		Casino Queen Master Lease
Operator	Bally's		Bally's
Properties	Bally's Kansas City	Kansas City, MO	Bally's Marquette	Marquette, IA
	Bally's Shreveport Casino & Hotel	Shreveport, LA	Bally's Baton Rouge	Baton Rouge, LA
	DraftKings at Casino Queen (4)	East St. Louis, IL
	The Queen Baton Rouge (4)	Baton Rouge, LA
	Bally's Lincoln Casino Resort	Lincoln, RI

Commencement Date	12/16/2024		12/17/2021
Lease Expiration Date	12/15/2039		12/31/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		(5)
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.35 (1)		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)		(3)
Coverage ratio at June 30, 2026	2.13 (6)		N/A
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	December		December
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A
(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2. For the Casino Queen Master Lease the test begins on the first anniversary after both development projects are completed and open to the public.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

(4)    Effective July 1, 2025, these properties were transferred to Bally's Master Lease II and the associated annual rental income of $28.9 million was reallocated from the Casino Queen Master Lease to Bally's Master Lease II.

(5)    If a default were to occur under the Casino Queen Master Lease, the Company has the right under the terms of the lease to elect to amend Bally’s Master Lease II and place the assets into it, which carries a corporate guarantee.

(6)    Coverage ratio above is pro forma for the acquisition of the real estate assets of Bally's Twin River Lincoln Casino Resort which closed on February 11, 2026.

Master Leases
	Boyd Master Lease		Caesars Amended and Restated Master Lease
Operator	Boyd		Caesars
Properties	Belterra Casino Resort	Florence, IN	Tropicana Atlantic City	Atlantic City, NJ
	Ameristar Kansas City	Kansas City, MO	Tropicana Laughlin	Laughlin, NV
	Ameristar St. Charles	St. Charles, MO	Trop Casino Greenville	Greenville, MS
			Isle Casino Hotel Bettendorf	Bettendorf, IA
			Isle Casino Hotel Waterloo	Waterloo, IA
Commencement Date	10/15/2018		10/1/2018
Lease Expiration Date	4/30/2031		9/30/2038
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.2
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		2%
Coverage ratio at June 30, 2026	2.46		1.61
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		October
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-28		N/A

Master Leases
	Pennsylvania Live! Master Lease		Strategic Gaming Leases (1)
	Cordish		Strategic
Properties	Live! Casino & Hotel Philadelphia	Philadelphia, PA	Silverado Franklin Hotel & Gaming Complex	Deadwood, SD
	Live! Casino Pittsburgh	Greensburg, PA	Deadwood Mountain Grand Casino	Deadwood, SD
			Baldini's Casino	Sparks, NV
			Sunland Park Race Track & Casino	Sunland Park, NM
Commencement Date	3/1/2022		5/16/2024
Lease Expiration Date	2/28/2061		5/31/2049
Remaining Renewal Terms	21 (1x11 years, 1x10 years)		20 (2x10 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.4 (2)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%		2% (2)
Coverage ratio at June 30, 2026	2.28		1.96 (3)
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	March		June
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A
(1)    Consists of two leases that are cross collateralized and co-terminus with each other.
(2)    The default adjusted revenue to rent coverage declines to 1.25 if the tenant's adjusted revenues total $75 million or more. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.
(3)    Coverage ratio above is pro forma for the acquisition of the real estate assets of Sunland Park which closed on October 15, 2025.

Single Property Leases
	Belterra Park Lease	Horseshoe St. Louis Lease	Morgantown Lease
Operator	Boyd	Caesars	PENN
Properties	Belterra Park Gaming & Entertainment Center	Horseshoe St. Louis	Hollywood Casino Morgantown
	Cincinnati, OH	St. Louis, MO	Morgantown, PA
Commencement Date	10/15/2018	9/29/2020	10/1/2020
Lease Expiration Date	04/30/2031	10/31/2033	10/31/2040
Remaining Renewal Terms	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)
Corporate Guarantee	No	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A
Competitive Radius Landlord Protection	Yes	Yes	N/A
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.75% (1)	1.25% (2)
Coverage ratio at June 30, 2026	3.27	2.03	N/A
Minimum Escalator Coverage Governor	1.8	N/A	N/A
Yearly Anniversary for Realization	May	October	December
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A
Next Reset	May-28	N/A	N/A

(1)    For the sixth and seventh lease years, after which time the annual escalation becomes 2% for the remaining term of the lease.

(2)    If the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Single Property Leases
	MD Live! Lease	Tropicana Lease	Tioga Downs Lease
Operator	Cordish	Bally's	American Racing and Entertainment
Properties	Live! Casino & Hotel Maryland	Tropicana Las Vegas	Tioga Downs
	Hanover, MD	Las Vegas, NV	Nichols, NY
Commencement Date	12/29/2021	9/26/2022	2/6/2024
Lease Expiration Date	12/31/2060	9/25/2072	2/28/2054
Remaining Renewal Terms	21 (1x11 years, 1x10 years)	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2x10 years, 1x12 years and 10 months)
Corporate Guarantee	No	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.35 (1)	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%	(2)	1.75% (3)
Coverage ratio at June 30, 2026	3.34	N/A	1.99
Minimum Escalator Coverage Governor	N/A	N/A	N/A
Yearly Anniversary for Realization	January	October	March
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Increases by 1.75% beginning with the first anniversary and increases to 2% beginning in year fifteen of the lease through the remainder of the initial lease term.

Single Property Leases
	Rockford Lease	Bally's Chicago Lease	Virginia Live!
Operator	(managed by Hard Rock)	Bally's	Cordish
Properties	Hard Rock Casino Rockford	Bally's Chicago Development	Cordish Virginia Live! Development
	Rockford, IL	Chicago, IL	Petersburg, VA
Commencement Date	8/29/2023	7/18/2025	1/15/2026
Lease Expiration Date	8/31/2122	7/31/2040	(3)
Remaining Renewal Terms	None	20 (4 x 5 years)	21 (1x11 years, 1x10 years)
Corporate Guarantee	No	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.35 (1)	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	(2)	1.75%
Coverage ratio at June 30, 2026	N/A	N/A	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A
Yearly Anniversary for Realization	September	August	(3)
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    During the construction period, amounts funded for the Virginia Live! development are accounted for as real estate loans because the lessee controls the underlying asset under construction. Upon completion of construction and when the facility is ready for its intended use, the Company will apply the sale and leaseback guidance to determine the appropriate lease classification. Pursuant to the lease agreement, the initial lease term expires on the last day of the calendar month in which the 39th anniversary of the facility's opening occurs, and annual rent escalations commence on the first anniversary of the facility's opening date. Accordingly, the lease expiration date and rent escalation anniversary date will be determined upon the facility's opening date.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of noncontrolling interests. The Company believes FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is cash rental income and interest on real estate loans, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent and deferred rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock-based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, non-cash adjustments to financing lease liabilities, straight-line rent and deferred rent adjustments, losses on debt extinguishment and other financing costs, severance charges, capitalized interest and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, stock-based compensation expense, straight-line rent and deferred rent adjustments, the amortization of land rights, accretion on investment in leases, non-cash adjustments to financing lease liabilities, losses on debt extinguishment and other financing costs, severance charges, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and including stock-based compensation expense and severance charges.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord's interests, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. The Company also extends loans that produce fixed or variable returns which may convert into leased rent upon project completion or stabilization.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our future growth and cash flows in 2026 and beyond, 2026 AFFO guidance, the future issuance of securities and the Company benefiting from recent portfolio additions and completed transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability of GLPI or its partners to successfully complete construction of various casino projects currently under development for which GLPI has agreed to provide construction development funding, including Bally’s Chicago, and the ability and willingness of GLPI’s partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents; the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants; unforeseen consequences related to U.S. government economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth; geopolitical events, including recent conflicts in the Middle East, and their potential impact on U.S. Treasury yields and inflation rates; the ability of GLPI’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; the degree and nature of GLPI's competition; the ability to receive, or delays in obtaining, the regulatory approvals required to own its properties, or other delays or impediments to completing GLPI's planned acquisitions or projects; the potential of a new pandemic or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact GLPI’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; GLPI's ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence; GLPI's ability to satisfy certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status; the ability and willingness of GLPI’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants to comply with laws, rules and regulations in the operation of GLPI’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; GLPI's ability to generate sufficient cash flows to service and comply with financial covenants under GLPI’s outstanding indebtedness; GLPI's ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for the satisfaction of GLPI's funding commitments to the extent drawn by its partners, acquisitions or refinancings due to maturities; with respect to our tenant funding commitments, the amounts drawn and the timing of these draws may be different than what the Company assumed; adverse changes in GLPI’s credit rating; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; changes in the U.S. tax law and other federal, state or local laws, whether or not specific to real estate, REITs or to the gaming, lodging or hospitality industries; changes in accounting standards; the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; the risk that the historical financial statements included herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.                Investor Relations
Carlo Santarelli, SVP Corporate Strategy & Investor Relations        Joseph Jaffoni at JCIR
610/378-8232                            212/835-8500
investorinquiries@glpropinc.com                    glpi@jcir.com